CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 14, 2012

HPEV, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

27420 Breakers Drive.

Wesley Chapel, FL 33544

(Address of principal executive offices, including zip code)

(813) 929-1877
(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

HPEV, Inc. (the “Company”) entered into a Securities Purchase Agreement on December 14, 2012 (the “Closing Date”), pursuant to which it sold to one purchaser (the “Purchaser”) (i) 200 shares of the Company’s Series A Convertible Preferred Stock, $.001 per share (the “Preferred Stock”) and (ii) warrants to purchase (i) 2,000,000 shares of the Company’s common stock at an exercise price of $ .35 per share (subject to adjustment as provided in the warrant); (ii) 2,000,000 shares of the Company’s common stock at an exercise price of $.50 per share (subject to adjustment as provided in the warrant); (iii) 2,000,000 shares of the Company’s common stock at an exercise of $.75 per share (subject to adjustment as provided in the warrant). The purchase price for sale of the preferred stock and warrants was $500,000, of which $313,777.62 was paid in cash and $186,222.38 was paid by cancelation of $186,222.38 in outstanding indebtedness held by the Purchaser.

The Company and the Purchaser also entered into a Registration Rights Agreement, dated December 14, 2012 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall file a registration statement to register the shares issuable upon conversion of the Preferred Stock and the Debenture (described below) and the shares issuable upon the exercise of the Warrants. If the Registration Statement is not filed within thirty days of the Closing Date, then the number of Warrant Shares shall be increased by 500,000 to 6,500,000. If the Securities and Exchange Commission has not declared the Registration Statement effective within 120 days of the Closing Date, then the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share held equal to the product of (i) $5,000.00 multiplied by (ii) the product of (A) .02 multiplied by (B) the number of months after the Effectiveness Deadline that the Registration Statement is not declared effective by the SEC.

Each share of the Preferred Stock is convertible into 20,000 shares of Company’s common stock and under certain circumstances the Preferred Stock is convertible into Senior Convertible Notes. The Conversion Price of the Preferred Stock is equal to the $2,500.

In connection with the sale of the Preferred Stock, on December 17, 2012, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of the Rights, Preferences, Privileges and Restrictions, which have not been set forth in the Certificate of Incorporation of the Series A Convertible Preferred Stock (the “Certificate of Designations”).

The Preferred Stock has rights as if each share of Series A Convertible Preferred Stock were converted into twenty thousand (20,000) shares of Common Stock.

The holders of each share of Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (as defined in the "Certificate of Designations”), and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets (as defined in the "Certificate of Designations”) on any shares of Common Stock, an amount per share equal to the Liquidation Price ($2,500 per share of the Preferred Stock) of the Series A Convertible Preferred Stock.

In the event a Registration Statement has not been declared effective by the United States Securities Exchange Commission within 180 calendar days from and after the Closing Date, the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock may deliver a written notice to the Company electing the conversion of all Series A Convertible Preferred Stock to Debentures. Upon receipt of such notice, the outstanding shares of Series A Convertible Preferred Stock shall be converted to Debentures and as a result the Company would issue Debentures having a principal amount of up to $1,000,000.

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The warrants may be exercised on a cashless basis in which the holder may be entitled to obtain a certificate of shares of the Company’s common stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average of the daily VWAPs for the three (3) Trading Days immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Pursuant to the Securities Purchase Agreement, the Company may sell the Purchaser up to 200 additional shares of Preferred Stock and warrants to purchase up to 6,000,000 shares of the Company’s common stock. The Company shall have the option to require Purchaser to purchase up to these additional Two Hundred (200) Preferred Shares and associated Warrants at a Subsequent Closing in the event that written certification (“Certification Notice”) shall have been received by the Company from a federally licensed testing facility reasonably acceptable to Purchaser, evidencing that four (4) motors incorporating the Company’s technology have been comprehensively tested in accordance with applicable NEMA, ANSI and IEEE standards and that the results of these tests meet or exceed the minimum requirements for certification under those standards; that those same four (4) motors incorporating the Company’s technology have passed tests with respect to (i) IEEE 112 in Methods E, E1, F or F1 with a maximum horsepower of 4,000 for F or F1, (ii) sound pressure testing to IEEE 85 and NEMA MG1 20 standards, (iii) bearing temperature testing, (iv) speed versus torque/current testing, (v) polarization index testing per IEEE 45 standards, and (vi) IEEE 112 Method B for full efficiency; and that testing evidences an improvement in power density of at least Twelve Percent (12.00%) compared to the same motor not incorporating HPEV technology. In the event the Company shall not have received the Certification Notice within one hundred eighty (180) calendar days after the date of the initial Closing Date, Purchaser shall have a twelve (12) month option, exercisable during such period at its sole discretion by delivery of written notice to the Company, to purchase the additional Two Hundred (200) Preferred Shares and associated Warrants in a Subsequent Closing to be held within seven (7) days of such notice.

In connection with the sale of the Preferred Stock and Warrants, the Company and the Purchaser entered into a Patent and Securities Agreement. Pursuant to the Patent and Security Agreement, the Company may, under certain circumstances, grant to the Purchaser a security interest in certain patents set forth in the Patent and Security Agreement.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to one investor who is an accredited investor, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

The foregoing description of the Securities Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrants and the Patent and Security Agreement are qualified in its entirety by reference to the full text of the forgoing agreements, copies of each of which is attached hereto as exhibit 10.1and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Certificate of Designations of Rights, Preferences, Privileges and Restrictions, Which have not been Set forth in the Certificate of Incorporation of the Series A Convertible Preferred Stock of HPEV, Inc.
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Form of Common Stock Purchase Warrant
10.4	Patent and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	HPEV, INC.
(Registrant)

	By:	/s/ Quentin Ponder
Quentin Ponder, Chief Financial Officer

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